Yum! Brands Inc. Reports Second Quarter 2010 EPS of $0.58,
17% Increase Excluding Special Items Driven by Strong China Growth;
Raises Full Year 2010 EPS Growth to 12%, Excluding Special Items

Louisville, KY (July 13, 2010) — Yum! Brands Inc. (NYSE: YUM) today reported results for the second quarter ended June 12, 2010.

Earnings Per Share (EPS) was $0.58, excluding special items, representing 17% growth.  On a reported basis, EPS was $0.59 or 6% below last year because the company lapped a one-time gain of $68 million arising from the acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFC business in Shanghai, China in the second quarter of 2009.

SECOND-QUARTER HIGHLIGHTS

●	Worldwide operating profit grew 21% prior to foreign currency translation, including +33% in China, +10% in the U.S., and +7% in YRI.

●	Worldwide system sales growth prior to foreign currency translation of 4% including +15% in China, +4% in YRI, and +1% in the U.S.

●	Worldwide restaurant margin improvement of over 1 percentage point driven by China and the U.S.

●	Share repurchases totaled $115 million for 2.8 million shares at an average price of $40 per share.

	Second Quarter			Year-to-Date
	2010	2009	% Change	2010	2009	% Change
EPS Excluding Special Items	$0.58	$0.50	17%	$1.17	$0.97	20%
Special Items Gain/(Loss)1	$0.01	$0.13	NM	($0.08)	$0.11	NM
EPS	$0.59	$0.63	(6%)	$1.09	$1.08	-
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items.
Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

FULL YEAR OUTLOOK

The Company raised its full-year 2010 EPS forecast from $2.39 to $2.43 per share or 12% growth prior to special items, based on strong first half performance.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

David C. Novak, Chairman and CEO said, “I’m pleased to report we expect to deliver 12% EPS growth this year, making 2010 the 9th consecutive year we meet or exceed our annual target of at least 10%.  We followed up a strong first quarter with second quarter EPS growth of 17%, before special items.  This was fueled by profit growth in each of our three divisions, including exceptional growth of 33% in China.  Overall, system sales grew by 4% and worldwide operating profit increased 21%, prior to foreign currency translation benefit and special items.  A key driver of our overall growth continues to be new unit development in China and Yum! Restaurants International. We continue to expect to open about 1,400 international units this year and remain the industry’s leading international new unit developer.

“We are also pleased to report 10% operating profit growth in the U.S., despite flat same-store-sales.  Our primary focus is to drive same-store-sales growth during the balance of year given the challenging consumer environment.  At Yum! Restaurants International, we increased system sales by 4% prior to foreign currency translation benefit. We expect stronger sales and profit growth for the balance of the year at YRI.

“Overall, we are encouraged with our strong performance in a difficult macro-economic environment.  Longer term, we continue to drive aggressive, international expansion while maintaining our industry-leading return on invested capital as we provide cash to shareholders through dividends and share repurchases.”

CHINA DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2010	2009	Reported	Ex F/X	2010	2009	Reported	Ex F/X
System Sales Growth			+15	+15			+15	+15
Same-Store-Sales Growth	+4	(4)	NM	NM	+4	(1)	NM	NM
Restaurant Margin (%)	20.2	18.5	1.7	1.7	23.0	20.9	2.1	2.1
Operating Profit ($MM)	139	105	+33	+33	315	233	+35	+35

●	China Division system sales growth of 15% was driven by new unit development of 12% and same-store-sales growth of 4%.

○	China opened 59 new restaurants in the second quarter and year-to-date 155, further strengthening the company’s leadership position.

China Units	Q2 2010	% Change
Traditional Restaurants	3,590	+12
KFC	2,993	+12
Pizza Hut Casual Dining	469	+8
Pizza Hut Home Service	104	+28

●	Restaurant margin increased by 1.7 percentage points driven primarily by same-store-sales growth and commodity cost deflation of $14 million, partially offset by wage inflation.

●	We continue to expect moderate year-over-year margin improvement for the full year as we expect labor and commodity inflation in the second half of 2010.

●	China Division includes solely the results of our operations in mainland China.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2010	2009	Reported	Ex F/X	2010	2009	Reported	Ex F/X
Traditional Restaurants	13,915	13,512	+3	NA	13,915	13,512	+3	NA
System Sales Growth			+15	+4			+12	+2
Franchise & License Fees	159	138	+16	+4	328	288	+14	+3
Operating Profit ($MM)	122	100	+21	+7	263	226	+17	+4
Operating Margin (%)	17.6	15.4	2.2	1.7	18.8	17.6	1.2	1.0

●
YRI system sales grew 4%, excluding foreign currency translation, for the second quarter driven primarily by new unit development. Our emerging markets led the way with 10% system sales growth while system sales in developed markets were flat.

●	Same-store-sales grew 1% for the second quarter including a 1 percentage point benefit from the timing of Chinese New Year.

●	We opened 175 new units in almost 50 countries with our franchise partners opening 89% of these new units.

●	Operating profit grew 7% prior to foreign currency translation, primarily driven by new unit development.

●
On July 1st, the company completed the exercise of our option with our Russian partner and we now have full management control of the KFC-Rostik’s brand in Russia and the Commonwealth of Independent States (CIS). This market includes more than 150 co-branded KFC-Rostiks restaurants across Russia and the CIS, of which we now own approximately 50 with the remainder owned by franchisees.

●	Foreign currency translation positively impacted operating profit by $14 million for the second quarter and $28 million year-to-date.

Key YRI Markets	System-Sales Growth Ex F/X (%)
	Second Quarter	Year-to-Date
Franchise Only Markets
Asia (ex Mainland China)	+5	+2
Continental Europe1	(6)	(7)
Middle East	+12	+8
Latin America	+7	+6
Company/Franchise Markets
Australia	(1)	(2)
UK	+3	+3
New Growth Markets (France, Russia, and India)	+13	+13

1 Continental Europe system sales growth was negatively impacted by a 99 unit franchisee in Spain exiting the Pizza Hut system in the third quarter of 2009 (equivalent to 9 percentage points based on units).

U.S. DIVISION

	Second Quarter			Year-to-Date
	2010	2009	% Change	2010	2009	% Change
Same-Store-Sales Growth (%)	Even	(1)	NM	Even	(2)	NM
Restaurant Margin (%)	16.1	14.7	+1.4	14.2	14.0	+0.2
Operating Profit ($MM)	184	169	+10	327	326	+1
Operating Margin (%)	18.6	15.3	+3.3	17.0	15.2	+1.8

●	Same-store-sales were flat including increases of 8% at Pizza Hut and 1% at Taco Bell, offset by a decline of 7% at KFC.

●	Restaurant margin increased 1.4 percentage points primarily due to improved margin performance at KFC, the benefit of refranchising, and lower insurance expense.

●	Operating profit increased 10% driven primarily by lower closure and impairment expense, higher restaurant margin, and G&A savings.

U.S. BUSINESS REFRANCHISING UPDATE

We continue to pursue the refranchising of a substantial portion of our U.S. businesses, principally Pizza Hut and KFC. Year to date we have sold 71 restaurants.  Since the inception of our refranchising program in late 2007, we have sold over 1,300 units across all the brands.  We expect to complete our U.S. refranchising efforts during 2011.

REMINDER - DIVISION REPORTING REALIGNMENT

Beginning in the first quarter of 2010, Thailand and KFC Taiwan, previously part of China Division, are being reported as part of YRI.  The China Division includes solely the results of our mainland China business.  While our consolidated results are not impacted, our historical segment financial information for YRI and China Division has been restated for 2009 for consistent presentation.

CONFERENCE CALL

Yum! Brands Inc. will host a conference call to review the company’s financial performance and strategies at 9:15 a.m. ET Wednesday, July 14, 2010. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Wednesday, July 14, through midnight Wednesday, July 28, 2010. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally.  The playback pass code is 84264468.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands’ Web site, www.yum.com/investors and selecting “Q2 2010 Earnings Conference Call” under “Investors: News and Presentations.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Second quarter end dates for each division, restaurant-count details, and definitions of terms including Key Markets are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; competition, consumer preferences or perceptions; the impact of any widespread illness or food borne illness; the effectiveness of our operating initiatives and marketing; new-product and concept development by us and our competitors; the success of our strategies for refranchising and international development; the continued viability of our franchise and license operators; our ability to secure and maintain distribution and adequate supply to our restaurants; publicity that may impact our business and/or industry; pending or future legal claims; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; and accounting policies and practices. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants, with more than 37,000 restaurants in over 110 countries and territories. The company is ranked #216 on the Fortune 500 List, with revenues of nearly $11 billion in 2009. Four of the company’s restaurant brands – KFC, Pizza Hut, Taco Bell and Long John Silver’s – are the global leaders of the chicken, pizza, Mexican–style food and quick–service seafood categories, respectively. Outside the United States in 2009, the Yum! Brands system opened more than four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Steve Schmitt, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/12/10	6/13/09	B/(W)	6/12/10	6/13/09	B/(W)
Company sales	$2,220	$2,152	3	$4,216	$4,070	4
Franchise and license fees and income	354	324	9	703	623	13
Total revenues	2,574	2,476	4	4,919	4,693	5

Company restaurants
Food and paper	699	693	(1)	1,324	1,304	(1)
Payroll and employee benefits	503	505	—	964	962	—
Occupancy and other operating expenses	652	630	(4)	1,222	1,172	(4)
Company restaurant expenses	1,854	1,828	(1)	3,510	3,438	(2)

General and administrative expenses	283	281	(1)	528	536	1
Franchise and license expenses	24	25	3	47	45	(4)
Closures and impairment (income) expenses	12	22	48	16	26	40
Refranchising (gain) loss	(10)	1	NM	53	(13)	NM
Other (income) expense	(10)	(75)	(87)	(20)	(84)	(76)
Total costs and expenses, net	2,153	2,082	(3)	4,134	3,948	(5)

Operating Profit	421	394	7	785	745	5
Interest expense, net	42	43	5	83	96	13
Income before income taxes	379	351	9	702	649	8
Income tax provision	90	45	NM	168	124	(36)
Net Income – including noncontrolling interest	289	306	(5)	534	525	2
Net Income – noncontrolling interest	3	3	(35)	7	4	(78)
Net Income – YUM! Brands, Inc.	$286	$303	(6)	$527	$521	1

Effective tax rate	23.8%	12.8%	(11.0) ppts	24.0%	19.1%	(4.9) ppts

Effective tax rate before special items	23.6%	16.4%	(7.2) ppts	24.7%	22.0%	(2.7) ppts

Basic EPS Data
EPS	$0.61	$0.65	(6)	$1.11	$1.11	—
Average shares outstanding	473	470	(1)	474	468	(1)

Diluted EPS Data
EPS	$0.59	$0.63	(6)	$1.09	$1.08	—
Average shares outstanding	485	483	—	485	481	(1)

Dividends declared per common share	$0.21	$0.38		$0.42	$0.38

See accompanying notes.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/12/10	6/13/09	B/(W)	6/12/10	6/13/09	B/(W)

Company sales	$875	$714	23	$1,573	$1,271	24
Franchise and license fees and income	12	14	(14)	22	26	(16)
Total revenues	887	728	22	1,595	1,297	23

Company restaurant expenses, net
Food and paper	290	254	(14)	519	455	(14)
Payroll and employee benefits	131	102	(29)	221	170	(30)
Occupancy and other operating expenses	278	226	(23)	471	380	(24)
	699	582	(20)	1,211	1,005	(21)
General and administrative expenses	51	45	(12)	81	72	(12)
Franchise and license expenses	—	—	NM	—	—	NM
Closures and impairment (income) expenses	5	3	(42)	5	4	(18)
Other (income) expense	(7)	(7)	(20)	(17)	(17)	(5)
	748	623	(20)	1,280	1,064	(20)
Operating Profit	$139	$105	33	$315	$233	35

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	33.1	35.6	2.5 ppts	33.0	35.8	2.8 ppts
Payroll and employee benefits	14.9	14.2	(0.7) ppts	14.1	13.4	(0.7) ppts
Occupancy and other operating expenses	31.8	31.7	(0.1) ppts	29.9	29.9	— ppts
Restaurant margin	20.2%	18.5%	1.7 ppts	23.0%	20.9%	2.1 ppts

See accompanying notes.

As discussed in (d) in the accompanying notes, we began consolidating the operating entity that owns the KFC business in Shanghai, China, with 236 units, during the second quarter of 2009.  This entity was previously accounted for as an unconsolidated affiliate.

As discussed in (g) in the accompanying notes, beginning in 2010 the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  We have restated the segment information for 2009 to be consistent with 2010.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/12/10	6/13/09	B/(W)	6/12/10	6/13/09	B/(W)

Company sales	$534	$515	4	$1,069	$994	7
Franchise and license fees and income	159	138	16	328	288	14
Total revenues	693	653	6	1,397	1,282	9

Company restaurant expenses, net
Food and paper	172	168	(2)	346	325	(6)
Payroll and employee benefits	137	130	(5)	271	249	(9)
Occupancy and other operating expenses	169	160	(5)	335	306	(9)
	478	458	(4)	952	880	(8)
General and administrative expenses	86	82	(6)	164	154	(7)
Franchise and license expenses	6	8	18	15	16	6
Closures and impairment (income) expenses	1	5	69	3	6	48
Other (income) expense	—	—	—	—	—	—
	571	553	(3)	1,134	1,056	(7)
Operating Profit	$122	$100	21	$263	$226	17

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	32.2	32.7	0.5 ppts	32.4	32.8	0.4 ppts
Payroll and employee benefits	25.7	25.3	(0.4) ppts	25.3	25.0	(0.3) ppts
Occupancy and other operating expenses	31.4	30.9	(0.5) ppts	31.3	30.7	(0.6) ppts
Restaurant margin	10.7%	11.1%	(0.4) ppts	11.0%	11.5%	(0.5) ppts

Operating margin	17.6%	15.4%	2.2 ppts	18.8%	17.6%	1.2 ppts

See accompanying notes.

As discussed in (g) in the accompanying notes, beginning in 2010 the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  We have restated the segment information for 2009 to be consistent with 2010.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/12/10	6/13/09	B/(W)	6/12/10	6/13/09	B/(W)

Company sales	$811	$923	(12)	$1,574	$1,805	(13)
Franchise and license fees and income	183	176	4	353	340	4
Total revenues	994	1,099	(10)	1,927	2,145	(10)

Company restaurant expenses, net
Food and paper	237	271	13	459	524	12
Payroll and employee benefits	235	273	14	472	543	13
Occupancy and other operating expenses	208	244	14	419	486	14
	680	788	14	1,350	1,553	13
General and administrative expenses	109	111	2	213	221	3
Franchise and license expenses	18	17	(4)	32	29	(10)
Closures and impairment (income) expenses	6	14	62	8	16	51
Other (income) expense	(3)	—	NM	(3)	—	NM
	810	930	13	1,600	1,819	12
Operating Profit	$184	$169	10	$327	$326	1

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.2	29.3	0.1 ppts	29.2	29.0	(0.2) ppts
Payroll and employee benefits	28.9	29.5	0.6 ppts	30.0	30.1	0.1 ppts
Occupancy and other operating expenses	25.8	26.5	0.7 ppts	26.6	26.9	0.3 ppts
Restaurant margin	16.1%	14.7%	1.4 ppts	14.2%	14.0%	0.2 ppts

Operating margin	18.6%	15.3%	3.3 ppts	17.0%	15.2%	1.8 ppts

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	6/12/10	12/26/09
ASSETS
Current Assets
Cash and cash equivalents	$530	$353
Accounts and notes receivable, less allowance: $34 in 2010 and $35 in 2009	260	239
Inventories	138	122
Prepaid expenses and other current assets	340	314
Deferred income taxes	107	81
Advertising cooperative assets, restricted	89	99
Total Current Assets	1,464	1,208
Property, plant and equipment, net of accumulated depreciation and amortization of $3,387 in 2010 and $3,348 in 2009	3,694	3,899
Goodwill	613	640
Intangible assets, net	444	462
Investments in unconsolidated affiliates	132	144
Other assets	529	544
Deferred income taxes	269	251
Total Assets	$7,145	$7,148
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,338	$1,413
Income taxes payable	69	82
Short-term borrowings	717	59
Advertising cooperative liabilities	89	99
Total Current Liabilities	2,213	1,653
Long-term debt	2,518	3,207
Other liabilities and deferred credits	1,188	1,174
Total Liabilities	5,919	6,034

Shareholders’ Equity
Common stock, no par value, 750 shares authorized; 467 shares and 469 shares issued in 2010 and 2009, respectively	87	253
Retained earnings	1,325	996
Accumulated other comprehensive income (loss)	(263)	(224)
Total Shareholders’ Equity – YUM! Brands, Inc.	1,149	1,025
Noncontrolling interest	77	89
Total Shareholders’ Equity	1,226	1,114
Total Liabilities and Shareholders’ Equity	$7,145	$7,148

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
 (amounts in millions)
(unaudited)

	Year to Date
	6/12/10	6/13/09
Cash Flows – Operating Activities
Net Income – including noncontrolling interest	$534	$525
Depreciation and amortization	256	246
Closures and impairment (income) expenses	16	26
Refranchising (gain) loss	53	(13)
Contributions to defined benefit pension plans	(19)	(92)
Gain upon consolidation of a former unconsolidated affiliate in China	—	(68)
Deferred income taxes	(78)	(29)
Equity income from investments in unconsolidated affiliates	(20)	(17)
Distributions of income received from unconsolidated affiliates	8	8
Excess tax benefits from share-based compensation	(23)	(43)
Share-based compensation expense	24	26
Changes in accounts and notes receivable	28	(2)
Changes in inventories	(19)	15
Changes in prepaid expenses and other current assets	2	(18)
Changes in accounts payable and other current liabilities	29	(140)
Changes in income taxes payable	54	15
Other non-cash charges and credits, net	(12)	56
Net Cash Provided by Operating Activities	833	495

Cash Flows – Investing Activities
Capital spending	(327)	(342)
Proceeds from refranchising of restaurants	83	63
Acquisition of restaurants from franchisees	(2)	(22)
Acquisitions & investments	—	(56)
Sales of property, plant and equipment	13	8
Other, net	(6)	(7)
Net Cash Used in Investing Activities	(239)	(356)

Cash Flows – Financing Activities
Repayments of long-term debt	(8)	(144)
Revolving credit facilities, three months or less, net	(5)	108
Short-term borrowings by original maturity
More than three months – proceeds	—	—
More than three months – payments	—	—
Three months or less, net	(3)	4
Repurchase shares of Common Stock	(247)	—
Excess tax benefits from share-based compensation	23	43
Employee stock option proceeds	44	77
Dividends paid on Common Stock	(197)	(175)
Other, net	(19)	5
Net Cash Used in Financing Activities	(412)	(82)
Effect of Exchange Rates on Cash and Cash Equivalents	(5)	(6)
Net Increase in Cash and Cash Equivalents	177	51
Change in Cash and Cash Equivalents due to Consolidation of an Entity in China	—	17
Cash and Cash Equivalents - Beginning of Period	$353	$216
Cash and Cash Equivalents - End of Period	$530	$284
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results in 2010 and 2009 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the depreciation benefit from the KFC restaurants impaired in the first quarter of 2010, charges relating to U.S. General and Administrative (“G&A”) productivity initiatives and realignment of resources, investments in our U.S. Brands, the 2010 loss recognized upon refranchising of an equity market outside the U.S. and the 2009 gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China.  These amounts are described in (d), (e) and (f) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2010 and 2009 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter		Year to Date
	6/12/10	6/13/09	6/12/10	6/13/09
Detail of Special Items
Gain upon consolidation of a former unconsolidated affiliate in China	$—	$68	$—	$68
Loss upon refranchising of an equity market outside the U.S.	—	—	(7)	—
U.S. Refranchising gain (loss)	5	1	(51)	15
Depreciation benefit from KFC restaurants impaired upon offer to sell	3	—	3	—
Charges relating to U.S. G&A productivity initiatives and realignment of resources	(2)	(5)	(5)	(9)
Investments in our U.S. Brands	—	(4)	—	(31)
Total Special Items Income (Expense)	6	60	(60)	43
Tax Benefit (Expense) on Special Items	(2)	3	20	9
Special Items Income (Expense), net of tax	$4	$63	$(40)	$52
Average diluted shares outstanding	485	483	485	481
Special Items diluted EPS	$0.01	$0.13	$(0.08)	$0.11

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit before Special Items	$415	$334	$845	$702
Special Items Income (Expense)	6	60	(60)	43
Reported Operating Profit	$421	$394	$785	$745

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS before Special Items	$0.58	$0.50	$1.17	$0.97
Special Items EPS	0.01	0.13	(0.08)	0.11
Reported EPS	$0.59	$0.63	$1.09	$1.08

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate before Special Items	23.6%	16.4%	24.7%	22.0%
Impact on Tax Rate as a result of Special Items	0.2%	(3.6%)	(0.7%)	(2.9%)
Reported Effective Tax Rate	23.8%	12.8%	24.0%	19.1%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/12/10	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$887	$693	$994	$—	$2,574

Company restaurant expenses	699	478	680	(3)	1,854
General and administrative expenses	51	86	109	37	283
Franchise and license expenses	—	6	18	—	24
Closures and impairment (income) expenses	5	1	6	—	12
Refranchising (gain) loss	—	—	—	(10)	(10)
Other (income) expense	(7)	—	(3)	—	(10)
	748	571	810	24	2,153
Operating Profit (loss)	$139	$122	$184	$(24)	$421

Quarter Ended 6/13/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$728	$653	$1,099	$(4)	$2,476

Company restaurant expenses	582	458	788	—	1,828
General and administrative expenses	45	82	111	43	281
Franchise and license expenses	—	8	17	—	25
Closures and impairment (income) expenses	3	5	14	—	22
Refranchising (gain) loss	—	—	—	1	1
Other (income) expense	(7)	—	—	(68)	(75)
	623	553	930	(24)	2,082
Operating Profit (loss)	$105	$100	$169	$20	$394

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 6/12/10	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,595	$1,397	$1,927	$—	$4,919

Company restaurant expenses	1,211	952	1,350	(3)	3,510
General and administrative expenses	81	164	213	70	528
Franchise and license expenses	—	15	32	—	47
Closures and impairment (income) expenses	5	3	8	—	16
Refranchising (gain) loss	—	—	—	53	53
Other (income) expense	(17)	—	(3)	—	(20)
	1,280	1,134	1,600	120	4,134
Operating Profit (loss)	$315	$263	$327	$(120)	$785

Year to Date Ended 6/13/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,297	$1,282	$2,145	$(31)	$4,693

Company restaurant expenses	1,005	880	1,553	—	3,438
General and administrative expenses	72	154	221	89	536
Franchise and license expenses	—	16	29	—	45
Closures and impairment (income) expenses	4	6	16	—	26
Refranchising (gain) loss	—	—	—	(13)	(13)
Other (income) expense	(17)	—	—	(67)	(84)
	1,064	1,056	1,819	9	3,948
Operating Profit (loss)	$233	$226	$326	$(40)	$745

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

Notes to the Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Percentages may not recompute due to rounding.

(b)	Amounts presented as of and for the quarter and year to date ended June 12, 2010 are preliminary.

(c)
China Division Other (income) expense includes equity income from our investments in unconsolidated affiliates.  In the quarter and year to date ended June 13, 2009, Unallocated Other (income) expense includes the gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China (see Note d).

(d)
On May 4, 2009 we acquired an additional 7% ownership in the entity that operates the KFCs in Shanghai, China for $12 million, increasing our ownership to 58%.  Prior to our acquisition of this additional interest, this entity was accounted for as an unconsolidated affiliate.  As part of the acquisition we received additional rights in the governance of the entity such that we began consolidating the entity upon acquisition.  We remeasured our previously held 51% ownership in the entity at fair value and recognized a gain of $68 million accordingly.  The gain, which resulted in no related income tax expense, was recorded as unallocated other income during the quarter ended June 13, 2009 and has been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).  For the quarter and year to date ended June 12, 2010 the consolidation of the existing restaurants upon acquisition increased Company sales by $46 million and $98 million, respectively, and decreased Franchise and license fees and income by $3 million and $6 million, respectively.  The consolidation of the existing restaurants upon acquisition increased Operating Profit by $1 million and $3 million for the quarter and year to date ended June 12, 2010, respectively.

(e)
As part of our plan to transform our U.S. business we took several measures (“the U.S. business transformation measures”) in 2010 and 2009 including: expansion of our U.S. refranchising, potentially reducing our Company ownership in the U.S. to below 10%; a reduced emphasis on multi-branding as a long-term growth strategy; G&A productivity initiatives and realignment of resources (primarily severance and early retirement costs); and investments in our U.S. Brands made on behalf of our franchisees such as equipment purchases.  We have traditionally not allocated refranchising (gains) losses for segment reporting purposes and will not allocate the costs associated with the productivity initiatives, realignment of resources and investments in our U.S. Brands to the U.S. segment. Additionally, these items have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).  U.S. refranchising loss recorded in the year to date ended June 12, 2010 is the net result of gains from 71 restaurants sold and non-cash impairment charges in the first quarter related to our offers to refranchise restaurants in the U.S., principally a substantial portion of our Company operated KFCs.  We have recorded the depreciation benefit for the quarter ended June 12, 2010 resulting from the non-cash impairment charge related to these KFCs as a Special Item, resulting in depreciation expense in the U.S. Segment results continuing to be recorded at the rate at which it was prior to the impairment charge being recorded.  Investments in our U.S. Brands recorded in 2009 reflect our reimbursements to KFC franchisees for installation costs of ovens for the national launch of Kentucky Grilled Chicken and have been recorded as a reduction of Franchise and license fees and income.

(f)
During the quarter ended March 20, 2010 we refranchised all of our remaining company restaurants in Taiwan, which consisted of 124 KFCs.  We included in our March 20, 2010 financial statements a non-cash write off of $7 million of goodwill in determining the loss on refranchising of Taiwan.

(g)
In 2010 we began reporting information for our Thailand and KFC Taiwan businesses within our International Division as a result of changes to our management reporting structure.  These businesses now report to the President of our YRI Division whereas previously they reported to the President of our China Division.  Beginning in 2010, the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  While this reporting change did not impact our Consolidated results, segment information for previous periods has been restated to be consistent with the current period presentation.

The following table summarizes the 2009 quarterly increases to selected line items within the YRI segment as a result of these segment reporting changes (with equal and offsetting decreases impacting the China Division segment):

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
Company sales	$47	$64	$68	$91	$270
Company restaurant expenses	42	57	62	83	244
Operating Profit	3	—	1	2	6